Exhibit 99.1

VIVEON HEALTHCARE ACQUISITION CORP. CONFIRMS COMMITMENT TO PROCEED WITH BUSINESS COMBINATION PROCESS

New York, February 27, 2024 Viveon Health Acquisition Corp (NYSE American: VHAQ, VHAQR, VHAQU) a special purpose acquisition company (the “Company”) re-affirms its commitment to the previously announced business combination with Clearday (CLRD-OTCQX), a San Antonio, Texas-based Healthcare Services company.

The Company is focused on completing all of its regulatory filings to support completing the business combination with Clearday. Additionally, the Company will be appealing the recent decision by a hearings panel of the NYSE American’s Committee for Review confirming the decision by the NYSE Staff to delist the Company’s units, common stock and rights. As a result of that decision, trading in the Company’s securities on the NYSE American has been suspended. Assuming timely submission by the Company to the NYSE American of the request to appeal, the Company’s securities will remain listed on the NYSE American, but are expected to trade in the OTC Market until such time as a final non-appealable decision on continued listing has been determined.

About Viveon Health Acquisition Corp.

Viveon Health Acquisition Corp. (“Viveon”) is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses.

About Clearday™

Clearday™ is a publicly traded company dedicated to enhancing the lives of adults through innovative cognitive care solutions. With a focus on personalized care and groundbreaking technology, Clearday is at the forefront of redefining the standards of senior living. Clearday™ is an innovative non-acute longevity healthcare services company with a modern, hopeful vision for making high-quality care options more accessible, affordable, and empowering for older Americans and those who love and care for them. Clearday has a decade-long experience in non-acute care through its subsidiary Memory Care America. Clearday at Home – its digital service – brings Clearday to the intersection of telehealth, Software-as-a-Service (SaaS), and subscription-based content. Learn more about Clearday at www.myclearday.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. In some cases, forward-looking statements can be identified by the use of terms such as “anticipate,” “estimate,” “believe,” “continue,” “could,” “intend,” “may,” “plan,” “potential,” “predict,” “should,” “will,” “expect,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “effort,” “target,” “trajectory,” “focus,” “work to,” “attempt,” “pursue,” or other comparable terms. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements are based on certain assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments, as well as other factors we believe are appropriate in the circumstances and are not guarantees of future performance. Actual results may differ materially from those indicated by forward-looking statements as a result of various factors, risks and uncertainties. These forward-looking statements should not be relied upon as representing Clearday’s views as of any date subsequent to the date hereof. This release includes information from third sources from published reports providing such information and we have assumed the accuracy of such reports without independent investigation or inquiry. This communication is for informational purposes only and is neither an offer to sell nor a solicitation of an offer to purchase any securities of the Company.

Important Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, Viveon and Clearday intend to file relevant materials with the SEC, including a registration statement on Form S-4 containing a joint preliminary proxy statement/prospectus (the “Form S-4”) with the SEC and after the registration statement is declared effective, each of Viveon and Clearday intend to mail a definitive proxy statement/final prospectus relating to the proposed business combination to their respective stockholders.

After the Form S-4 has been filed and declared effective, each of Viveon and Clearday will mail a definitive proxy statement/prospectus, when available, to their respective stockholders. Investors, security holders and other interested parties are urged to read the Form S-4, any amendments thereto and any other documents filed with the SEC carefully and in their entirety when they become available before making any voting decision with respect to the proposed business combination because they will contain important information about Viveon, Clearday and the proposed business combination. Additionally, each of Viveon and Clearday will file other relevant materials with the SEC in connection with the proposed business combination. Copies may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by Viveon with the SEC also may be obtained free of charge upon written request to Viveon at: 3480 Peachtree Road NE, 2nd Floor - Suite #112 Atlanta, Georgia 30326. The documents filed by Clearday with the SEC also may be obtained free of charge upon written request to Clearday at: 8800 Village Drive, Suite 106, San Antonio, Texas 78217. The information contained on, or that may be accessed through, the websites referenced in this Press Release (this “Press Release”) is not incorporated by reference into, and is not a part of, this Press Release.

No Offer or Solicitation

This Press Release shall not constitute a solicitation of a proxy, consent, or authorization with respect to any securities or in respect of the proposed business combination. This Press Release shall also not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.

Media Inquiries

Rom Papadopoulos

Email: rom@viveonhealth.com